SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2005
IntraBiotics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1009 Oak Hill Road, Suite 201
Lafayette, CA 94549
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (925) 906-5331

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On September 8, 2005, IntraBiotics Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it had received a letter dated September 2, 2005 from the staff of The NASDAQ Stock Market (the “Staff”) stating that the Staff believes the Company is a “public shell” and is therefore subject to delisting from NASDAQ on September 13, 2005, pursuant to Marketplace Rule 4300, unless the Company appeals the Staff’s determination to a NASDAQ Listing Qualifications Panel (the “Panel”). The Company will appeal the Staff’s determination and request a hearing. There can be no assurance that the Panel will grant the Company’s request for continued listing. The Company’s securities will remain listed on NASDAQ until the issuance of the Panel’s written determination.
     The Company’s press release dated September 8, 2005 related to these events is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01.       Financial Statements and Exhibits.
     (c)       Exhibits. The following documents are filed as exhibits to this report:
     99.1 Press Release dated September 8, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.
Date: September 8, 2005	/s/ DENIS HICKEY
Denis Hickey
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release dated September 8, 2005